Exhibit 23.3
Simpson Thacher & Bartlett llp
American Lawyers
ICBC Tower, 35th Floor
3 Garden Road
Hong Kong
(852) 2514-7600
———
Facsimile: (852) 2869-7694
July 3, 2008
Simcere Pharmaceutical Group
No. 699-18 Xuan Wu Avenue,
Xuan Wu District, Nanjing
Jiangsu Province 210042
People’s Republic of China
Ladies and Gentlemen:
     We hereby consent to the use of our name under the caption “Legal Matters” in the prospectus included in the registration statement on Form F-3 filed by Simcere Pharmaceutical Group on July 3, 2008, with the Securities and Exchange Commission under the Securities Act of 1933, as amended. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Very truly yours,
/s/ Simpson Thacher & Bartlett LLP

Simpson Thacher & Bartlett LLP

Leiming Chen     Philip M.J. Culhane     Chris Lin     Patrick J. Naughton     Jin Hyuk Park     Youngjin Sohn
Resident Partners
Admitted in New York
New York          Los Angeles          Palo Alto          Washington, D.C.            Beijing            London            Tokyo
simpson thacher & bartlett llp is a registered limited liability partnership established under the laws of the state of new york. the personal liability of our partners is limited to the extent provided in such laws.
additional information is available upon request or at www.simpsonthacher.com